                                                                   EXHIBIT 10.27


                                                                    CONFIDENTIAL

[LOGISTIX LETTERHEAD]


                                    LOGISTIX

                             CALL CENTER AGREEMENT

This Call Center Agreement is made the 13th day of October, 1997 between SOFTWARE LOGISTICS CORPORATION, D.B.A. LOGISTIX, having its principal place of business at 48021 Warm Springs Boulevard, California 94539 (hereinafter, "Logistix"), and software.net, having its principal place of business at 550 South Winchester Blvd., Suite 301, San Jose, CA 95128, (hereinafter, "Customer").

A. WHEREAS Logistix is a turnkey software manufacturer and integrated supply chain management company; and

B. WHEREAS Customer wishes to purchase call center services (including, but not limited to, inbound and outbound telesales, and electronic order entry services) more particularly described in the Purchasing Directions, as defined below and as amended from time to time, (hereinafter, "the Services") from Logistix.

NOW, THEREFORE, Customer and Logistix agree as follows:

1. PURCHASING DIRECTIONS. Customer shall deliver to Logistix a written order, consistent with each of Logistix' final quotations, describing the Services to be provided hereunder, and the quantities, pricing and schedule for such Services (hereinafter, a "Purchasing Direction"), for Call Center Services, beginning with the first day on which Logistix is expected to deliver such Services to Customer. Logistix' acceptance of any Purchasing Directions is expressly subject to the terms and conditions stated in this Agreement.

2. SERVICE SPECIFICATIONS. Customer agrees to provide Logistix with written specifications (Exhibit "A"), pertaining to each of the requested Call Center Services which are acceptable to Logistix (hereinafter, the "Specifications"), along with the Purchasing Directions for such Services. No Specifications shall be binding on Logistix unless and until Logistix approves such Specifications in writing. To the extent Customer does not provide the specifications with respect to any of the Services, Logistix will provide such Services in accordance with generally accepted industry practices.

3. CHANGES TO SERVICES SCHEDULE. Customer may reschedule the Services upon reasonable prior notice to Logistix and with Logistix' consent. It is understood that Logistix may charge additionally for such rescheduling. In the event any of the Services are rescheduled for a date beyond the period described in Section 1 above, Logistix shall have the right to invoice Customer as if such Services were delivered on the last day of such period.

4. SPECIFICATION CHANGES. Customer understands that requests for revisions in the Specifications may result in changes to the pricing, quantities and/or Services schedule set forth in the Purchasing Directions for such Services, and Logistix will have the right to reprice any of the Services for which changes in the Specifications are being made in accordance with any such revisions. Customer will notify Logistix of all impending revisions to the Specifications including, but not limited to, changes to performance requirements, configuration, design or function, with sufficient lead time to permit Logistix to implement the requested changes without incurring unnecessary expenses. However, Logistix will invoice Customer for all costs associated with such

                                                                    CONFIDENTIAL

    changes to the Specifications (including, but not limited to, obsoleting equipment or material, pod reconfigurations, and redeployment of labor) at customary and reasonable industry rates.

 5. START-UP COSTS. Customer may require Logistix to incur certain program start-up or ramp-up costs relating to, and prior to commencement of, the Services. It is mutually understood that each of the parties shall bear its own such costs in connection with the terms and conditions of this Agreement. Such costs are exclusive of any pricing contained in the accompanying Statement of Work (Exhibit A). However, the parties agree that should this Agreement terminate pursuant to Section 13 within four (4) months following execution of this Agreement, Customer shall be liable for, and shall compensate Logistix for, up to $10,000 of such costs, such amount to be determined at Logistix' sole discretion.

 6. INVOICES. Logistix' invoices shall contain the following information:
    Service number, description of Services, quantities, unit prices, extended totals and applicable taxes in addition to any other information mutually agreed to by both parties. Bills of lading, express receipts, or other proof of delivery shall be furnished upon Customer's request. Any charges for setup, expedits or rush charges, or other costs not ordinarily included in the Services pricing, will be invoiced separately. Logistix shall invoice Customer for the Services at agreed-to intervals. Payment of invoices in full will be due net thirty (30) days from date of Logistix' invoice.

 7. CREDIT. Customer's credit limit and any credit conditions will be set forth in a separate letter from Logistix, which shall be deemed to be incorporated herein by this reference, and will cover in the aggregate, the open orders from Customer for Services ordered throughout the then applicable period and all unpaid receivables from Customer. Logistix shall have the right to reduce Customer's credit limit, in its sole and absolute discretion, effective upon Customer's receipt of written notice of such reduction; provided, however, that a reduction of the credit limit below Customer's then outstanding obligations to Logistix shall not cause Customer to be in default hereunder.

 8. LATE FEES. No invoice discounts are authorized. Logistix shall have the right to charge interest on all past due amounts at a rate not to exceed the maximum rate permitted by applicable law. These rights are in addition to any other remedies Logistix may have as the result of a late payment.

 9. NO OFFSETS. Customer shall pay Logistix' invoices in full and on time without offset for any amount claimed to be owed by Logistix to Customer. In the event Customer disputes any amount of any of Logistix' invoices, Customer shall nevertheless pay the balance of such invoice and any other invoice.

10. TAXES. Unless otherwise specified, the prices set forth in the Purchasing Directions do not include applicable Federal, state and local taxes. If taxes do apply, all such taxes shall be stated separately on Logistix' invoice and paid by Customer. If Customer claims that certain taxes are not payable, Customer will provide Logistix with a tax exemption certificate, with respect to such taxes, acceptable to the taxing authorities.

11. CUSTOMER PROPERTY. Logistix will use reasonable care to protect, in accordance with normal industry standards, all property of Customer in Logistix' facilities.

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
                                                                    CONFIDENTIAL

12. LIMITED WARRANTY. Logistix warrants that the Services sold hereunder, at the time of completion, will conform, in all material respects, to the Specifications.

     NOTHING HEREIN SHALL BE CONSTRUED AS PASSING OR INTENDING TO PASS LOGISTIX' WARRANTY TO ANY CUSTOMER(S) OF CUSTOMER.
     THIS WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED. ANY ACTION FOR BREACH OF WARRANTY MUST BE SERVED ON LOGISTIX WITHIN ONE YEAR AFTER COMPLETION OF THE SERVICES, WITH RESPECT TO WHICH THE BREACH IS CLAIMED.

     CUSTOMER'S ONLY REMEDIES FOR BREACH OF THIS AGREEMENT BY LOGISTIX ARE SET FORTH IN THIS WARRANTY PROVISION AND THE TERMINATION PROVISIONS OF THIS AGREEMENT.

13.  TERMINATION.

     13.1. Termination in Default. In the event Customer does not make a payment to Logistix which Customer is required to make pursuant to this Agreement, and fails to cure such breach within ten (10) calendar days of receiving written notice from Logistix of such failure, Logistix may terminate this Agreement immediately, in its entirety or with respect to any of the Services subject to one or more Purchasing Directions, by sending Customer a notice of termination.

     13.2. Termination of Purchase Order. Either party hereto may terminate the Agreement, in its entirety or as it relates to any of the Services subject to one or more Purchasing Directions, by providing the other party with written notice of such termination, if the other party:

            (a) breaches any of its covenants under the Agreement and fails to cure such breach within fifteen (15) days of receiving written notice, specifying such breach, from the other party;

            (b) becomes insolvent, makes an assignment for the benefit of its creditors or generally fails to pay its debts as they become due;

            (c) is the subject of any proceeding, commenced by or against it, under any bankruptcy, reorganization or similar law; or

            (d) makes any representation or warranty that proves to be, in any material respect, false or misleading to the other party in order to induce the other party to enter into the Agreement.

     13.3. Voluntary Termination. Both Logistix and Customer shall have the right to terminate the Agreement without cause, in its entirety or as it relates to any of the Services subject to one or more Purchasing Directions, upon sixty (60) days prior written notice to the other party (the "Notice Period").

     13.4 Payment on Termination. Customer shall pay, by cashier's check, invoices furnished by Logistix under this Section 13 within ten
            (10) calendar days of its receipt thereof.

14. PATENT INDEMNITY. Customer shall indemnify Logistix, and hold it harmless, from and against any loss, damage, liability, costs or expense (including, without limitation, court costs and attorneys' fees), and any claim, action or proceeding in connection therewith, which Logistix may incur or suffer, resulting or arising from:


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
                                                                    CONFIDENTIAL

               (a) any alleged or actual infringement of any patent, trademark or copyright, or misuse of any trade secret, of any third party which results from Logistix' compliance with any of the Specifications or Customer's instructions with respect to any of the Services, including, without limitation, any instructions of Customer with respect to:

                    (i)  copying of master data; or
                    (ii) disk duplication, (collectively, "Customer
                         Instructions"); and

               (b) any injury to any person or property which is alleged to have been caused, or is caused, in whole or in part, by any of the Services performed by Logistix in compliance with the Specifications or Customer's Instructions.

     Customer shall defend Logistix, at Customer's sole expense, with counsel of its own selection (but which counsel is reasonably acceptable to Logistix) against any such claim, action or proceeding if Logistix gives Customer written notice of any such claim, action or proceeding promptly after becoming aware of such claim, action or proceeding; provided, however, that Logistix shall also have the right to participate in such defense, at its own expense, with counsel of its selection. Customer shall have no right to settle such claim, action or proceeding unless, upon such settlement, Logistix is released from any obligation or liability with respect to such claim or the allegations in such action or proceeding, as the case may be.

15. COMPLIANCE WITH LAWS. Each party will defend and hold each other harmless from any claim, loss, cost, liability, or damage incurred as a result of the violation by the other of any law, rule or regulation of the United States or any state of any governmental agency.

16. CONFIDENTIALITY. Each party may disclose to the other information concerning its business, product development, inventories, know-how, or trade secrets ("Confidential Information") as may be necessary to further the performance of the Agreement. All Confidential Information, disclosed during the performance of this Agreement, shall remain the sole property of the party disclosing same, and the receiving party shall receive no rights with respect to such Confidential Information except as set forth in this Agreement. Each party agrees to maintain the Confidential Information of the other party in confidence and further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information by its employees or independent contractors. This Section shall impose no obligation upon the receiving party with respect to any portion of any Confidential Information which:

          (a)  was known to the receiving party at the time of its disclosure;
          (b) through no act or failure to act on the part of the receiving party, becomes generally known or available;
          (c) is, or has been, furnished to others by the disclosing party, without restriction on disclosure; or
          (d) has been furnished to the receiving party by a third party as a matter of right and without restriction on disclosure.

17. RECRUITMENT OF LOGISTIX' EMPLOYEES. Customer and Logistix shall not recruit or offer employment to each other's employees, or persons who had been employed by the other party within 180 days prior to any such recruiting or the making of any such offer of employment by the other party, while the Agreement is in effect or for the period of one year following the termination of the Agreement.

18.  MISCELLANEOUS.


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
                                                                    CONFIDENTIAL


18.1 Force Majeure. Logistix shall not be liable for any failure to complete, or any delay in the completion of, the Services, due to any cause beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, vendor or subcontractor defaults, materials shortages and governmental actions. In the event such a failure or delay results from such an event, Logistix will notify Customer of the causes of such failure or delay and the period of performance shall be extended by a period equal to the delay caused by such event.

18.2 Waiver. No waiver of any right or obligation of either party under this Agreement shall be effective unless in writing, specifying such waiver, executed by the party against which such waiver is being enforced. A waiver by either party of any of its rights under this Agreement on any occasion shall not be a bar to the exercise of the same right on any subsequent occasion or of any other right at any time.

18.3 Cumulative Remedies. A termination of the Agreement, or any portion thereof, by either party hereto shall not preclude such party from exercising any other right, power or remedy, at law or in equity, which it may have hereunder or otherwise, all of which are cumulative and not exclusive.

18.4 Headings. The section headings in the Agreement are provided for reference only and shall not affect the interpretation of the Agreement.

18.5 Entire Agreement, Exhibits and Amendments. The Agreement and the attachments thereto are the exclusive understanding between Customer and Logistix with respect to the Services for Customer by Logistix. Any and all prior or contemporaneous agreements concerning such matters, whether written or oral, are null and void. This Agreement may be amended, altered or modified only by a writing, specifying such amendment, alteration or modification, executed by an authorized officer of each party.

18.6 Notices. All notices and other communications related to the Agreement shall be in writing and will be effective when actually received, or, if earlier, one day after being sent by facsimile or overnight air freight or express mail, or five days after being sent certified mail, return receipt requested, addressed to the intended party at the address set forth on the Agreement or such other address with respect to which such party shall give the other written notice.

18.7 Assignment. No rights or obligations under this Agreement shall be assigned by either party, except as specifically permitted herein, without the prior written consent of the other party.

18.8 Applicable Law. The validity, performance, and construction of this Agreement shall be governed by the laws of the State of California with respect to the contracts entered into, and to be performed in, California.

18.9 Jurisdiction and Venue. The parties hereto consent to the jurisdiction of all Federal and state courts in California, and agree that venue shall lie exclusively in Santa Clara County, California.

18.10 Additional Actions and Documents. The parties shall execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate to carry out the intents and purposes of this Agreement.

18.11 General Limitations of Liability. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, A FAILURE OF ANY SERVICE TO MEET SPECIFICATIONS, OR OTHERWISE, SHALL LOGISTIX BE LIABLE FOR LOSS OF PROFITS OR REVENUES, LOSS OF GOODWILL, CLAIMS OF CUSTOMER'S CUSTOMERS OR SPECIAL, INCIDENTAL, CONSEQUENTIAL


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
          OR PUNITIVE DAMAGES OF ANY NATURE.

18.12 Attorney's Fees. In the event of a dispute between the parties, the prevailing party's attorney's fees shall be paid by the other.

18.13 Term. Subject to Section 13, the initial term of this Agreement shall be for one (1) year. The Agreement commences on the date on which it is made as set forth at the top of the first page and shall be renewed automatically annually, on its anniversary date, for successive one year terms unless sooner terminated.


IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be duly executed as of the day and year first above written.

software.net                            LOGISTIX


By:   [SIG]                             By:   [SIG]
    ------------------------------          ------------------------------

Name: William S. McKiernan              Name: /s/ Murrali Rangarajan
      ----------------------------            ----------------------------

Title:  CEO                             Title:   President
       ---------------------------             ---------------------------

Date:   10/24/89                        Date:   10/17/97
      ----------------------------            ----------------------------
                        software.net STATEMENT OF WORK*

SCOPE OF WORK

The below items represent Logistix' understanding of the business requirements and/or services requested to support the business objectives of software.net.

1.   CALL CENTER

     - Provide Communication Center Services to handle inbound and outbound customer service calls to and from software.net customers for the following activities - based in pre-approved scripts from software.net and Logistix:

          -    Inquiry Handling by phone and email
          -    Referrals of escalation calls back to software.net
          - Basic Telephone Services (does not include Upselling, Cross-selling or Outbound Telephone Sales).
          -    Assist in the unlocking of keys
          -    Outbound Customer Service Call backs
          -    Convert Inquiries to Orders
          -    Utilize software.net systems for order entry and customer service
          -    Language: English only - USA and Canada
          -    Volume: Telephone 1,000 monthly
          -            E-Mails   3,000 monthly
                              - 50% post order follow-up

     - Based on above Volume - Logistix will provide Customer Service Reps with the following skill sets: Self motivated, eager to learn, team player, interest in technology, good verbal skills, internet knowledge, problem solving skills. Based on the above volume, Logistix estimates the use of 3 CSRs and 1 Lead.

     - The line(s) communication between software.net and Logistix will be the sole responsibility (set-up and financial) of software.net

     -    Call Center Metrics:
     -    Hours of operations:     7am-6pm, Monday thru Friday, PST (excludes
          Logistix holidays)
     -    Service Level Targets:
               -    Telephone:     85% and answered within 60 sec
                                   3% abandonment
               -    Email:         same day response, 24 hr resolution (during
                                   business - hours and days)

     - NOTE: software.net will handle all technical support and training issues with software.net's system. Logistix will be responsible for maintaining only Logistix owned systems and applications.

2.   ORDER ENTRY

o Project Management fee of $5000 will be billed if volume activity is 80% or less of forecasted inbound call and email volumes (as stated in this document) in addition to the talk time and email billings. The first 60 days from Go Live Date will not be counted in the activity volume and therefore not subjected to the Project Management fee.

o If Transactions (calls and emails) increase to a combined volume of 8000/month - Pricing will be revisited.

o    Additional fees may apply if other services are required.

o The parties understand that the Statement of Work is a living document and is subject to change and/or modification until finalized at time of contract signing.


/s/  W. S. MCKIERNAN
--------------------------------------
software.net (signature)          Date


/s/  WILLIAM S. MCKIERNAN
--------------------------------------
please spell name                 Date


/s/  C. LEVINE                    9/10
--------------------------------------
Logistix (signature)              Date


/s/  CAROLE LEVINE                9/10
--------------------------------------
please spell name                 Date
                         software.net STATEMENT OF WORK


The below items represent Logistix' understanding of the business requirements and/or services requested to support the business objectives of software.net.

1.   CALL CENTER

          Provide Communication Center Services to handle customer service transactions to and from software.net customers for the following activities - based in pre-approved scripts from software.net and
          Logistix:

               - Inquiry Handling by phone and email

               - Referrals of escalation calls back to software.net

               - Basic Telephone Services (does not include Upselling,
                 Cross-selling or Outbound Telephone Sales).

               - Assist in the unlocking of keys

               - Outbound Customer Service Call backs

               - Convert Inquiries to Orders

               - Utilize software.net systems for order entry and customer service

               - Language:   English only - USA and Canada

               - Logistix will monitor calls and emails up to 4 times daily, and will provide software.net with the capability for remote monitoring

               - Current Business Volume:

                    - Telephone-Minimum 1,000 monthly
                    - E-Mails-Minimum 3,000 monthly
                         - 50% post order follow-up

               - Additional Business Volume:

                    - 800 inquiries daily (approx 24,000 monthly)
                    - 50% telephone, 50% email

               - Based on above volumes:

               o Logistix will provide Customer Service Reps with the following skill sets: Self motivated, eager to learn, team player, interest in technology, good verbal skills, internet knowledge, problem solving skills.

                    a) Per software.net's request, Logistix will evaluate and
                       adjust staffing requirements of Customer Service Reps and Leads

                    b) In addition, Logistix will provide Level I technical
                       support via the Lead and one Customer Service Rep. software.net will provide detailed requirements and all necessary training (Lgx to provide quote for training).**


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
                    c) The communication lines between software.net and Logistix will be the sole responsibility (set-up and financial) of software.net. (This does not address the new 800# line that is being established.)

     o CALL CENTER METRICS:

     - Hours of operations: 5am-9pm, Monday thru Friday; 10am-6pm Saturday & Sunday PST (excludes Logistix holidays)*

     - Service Level Targets:

          - Telephone: 85% and answered within 60 sec
                        3% abandonment

          - Email: Response within 2 hours of receipt and resolution within 24 hours

          - Discount:   30 days from the go live date, Logistix will offer a 10%
                       discount on emails not responded to within 2 hours.

     - NOTE: software.net will handle all technical support and training issues with software.net's system. Logistix will be responsible for maintaining only Logistix owned systems and applications.

2.   ORDER ENTRY
     We will utilize software.net's system to convert inquiries received by phone and email into orders as required.

3.   REPORTING

     - Standard Call Center Reports will be provided daily, weekly, and monthly, to include productivity reports for telephone and email processing.

     - Logistix will monitor telephone and email processing for quality a minimum of 4 times daily (randomly selected CSR's), and will provide related reporting

     - Custom reports will be priced separately and provided on request.

     - Logistix will categorize all calls with a wrap up code as defined by software.net

     - Tracking, management, and reporting of Emails will also require a custom database for which will be covered under the Project Design/Setup fee of $125/per hr.

4.   QUALITY

     - Logistix standard Corrective Action and quality monitoring processes will be utilized to identify and resolve service and other operational issues.

     -    Logistix and software.net will exchange disaster recovery plans.

5.   VOICE MAIL SUPPORT

     - Logistix will provide optional voicemail support during business/operational hours for calls that exceed hold time of 1 minute

     - Logistix will provide voicemail support for calls received after business/operational hours

6.   LETTERS OF DESTRUCTION (LOD'S)

     - LOGISTIX WILL ISSUE A "LETTER OF DESTRUCTION" FORM TO THE ENDUSER, AS PROVIDED BY SOFTWARE.NET, TO PROCESS LETTERS OF DESTRUCTION

7.   VOLUNTARY TERMINATION

     - With 30 days written notice, either party has the right to terminate the 'Logistix Call Center Agreement' dated 10-16-97.

TIMELINE

PROJECT PLAN FOR AOL DEPOT

Project Analysis/Design            3/2/98-3/15/98
Project development                3/9/98-3/15/98
Trainer Training                   3/9/98-3/15/98
Customer Service Rep Training      3/9/98-3/15/98
Project testing/revision           3/9/98-3/15/98
GO LIVE**                          3/16/98

* LOGISTIX HOLIDAY SCHEDULE FOR 1998

 1) New Years Day-Thursday, January 1
 2) Floating Holiday-Friday, January 2
 3) President's Day-Monday, February 16
 4) Memorial Day-Monday, May 25
 5) Independence Day-Friday, July 3
 6) Labor Day-Monday-Monday, September 7
 7) Thanksgiving Day-Thurdays, November 26
 8) Day After Thanksgiving-Friday, November 27
 9) Christmas Eve-Thursday, December 24
10) Christmas Day-Friday, December 25

**Logistix will provide a subsequent proposal and pricing for extended technical support (Levels II-IV)

***Logistix proposed Statement of Work and Price Quote 10399-Rev 10 (dated 3/11/98) must be approved in writing by software.net by 3/13/98.

THE PARTIES UNDERSTAND THAT THE STATEMENT OF WORK IS A LIVING DOCUMENT AND IS SUBJECT TO CHANGE AND/OR MODIFICATION.



/s/  JOANNA ADLER               3/24/98           Joanna Adler
---------------------------------------           -----------------------------
software.net (signature)         Date             Please spell name



/s/  CAROLE LEVINE              3/19/98           Carole Levine
---------------------------------------           -----------------------------
software.net (signature)         Date             Please spell name

                                    LOGISTIX
                          PRELIMINARY PRICE QUOTATION

Client:   Software.Net              Quote:   18399 rev 10
Product:  Call Center Services      Date:    3/11/98

---------------------------------------------------------------------------------------------------------------------------------
                   SERVICE DESCRIPTION                       UNIT PRICE                      UNIT PRICE
---------------------------------------------------------------------------------------------------------------------------------
Customer Service Response -- option 1
5:00 AM - 7:00 PM Mon-Friday Only                            501-5000 calls per month        5001-7000 calls per month
---------------------------------------------------------------------------------------------------------------------------------
     Inbound/Outbound Talk Time                              $0.85 per minute                $0.76 per minute
     800# Line Charge (for Logistix owned lines only, i.e,   $0.15 per minute for USA calls  $0.15 per minute for USA calls
     Netscape program only)

     E-mail Response (see Notes below)                       $3.00 per response              $2.60 per response
     <500 calls e/mails per month MINIMUM                    $5800.00 per month
Charge
---------------------------------------------------------------------------------------------------------------------------------
Customer Service Response - option 1
7:00 PM - 9:00 PM Mon-Friday and 10:00 AM to
6:00 PM Saturday & Sunday
-----------------------------------------------------------
     Dedicated CSR/TSR (labor only)                          $38.00 per hour per /person     $38.00 per hour per /person
     800# Line Charge (for Logistix owned lines only, i.e,   $0.15 per minute for USA calls  $0.15 per minute for USA calls
     Netscape program only)
---------------------------------------------------------------------------------------------------------------------------------
Customer Service Response - option 1
6:00 PM - 5:00 AM Mon-Friday and 6:00 PM to
10:00 AM Saturday and Logistix Holidays
-----------------------------------------------------------
     Dedicated CSR/TSR (labor only)                          $45.00 per hour per /person     $45.00 per hour per /person
     800# Line Charge (for Logistix owned lines only, i.e,   $0.15 per minute for USA calls  $0.15 per minute for USA calls
     Netscape program only)
---------------------------------------------------------------------------------------------------------------------------------
Customer Service Response - option 2                         (includes Tech support Level 1) (includes Tech support Level 1)
5:00 AM - 8:00 PM Mon-Friday and 10:00 AM to
6:00 PM Saturday & Sunday
-----------------------------------------------------------
     Dedicated CSR/TSR (labor only)                          $38.00 per hour per /person     $38.00 per hour per /person
     800# Line Charge (for Logistix owned lines only, i.e,   $0.15 per minute for USA calls  $0.15 per minute for USA calls
     Netscape program only)
---------------------------------------------------------------------------------------------------------------------------------
Customer Service Response - option 2
9:00 PM - 5:00 PM Mon-Friday and 6:00 PM to
10:00 AM Saturday and Logistix Holidays
-----------------------------------------------------------
     Dedicated CSR/TSR (labor only)                          $45.00 per hour per /person     $45.00 per hour per /person
     800# Line Charge (for Logistix owned lines only, i.e,
     Netscape program only)                                  $0.15 per minute for USA calls  $0.15 per minute for USA calls
---------------------------------------------------------------------------------------------------------------------------------
OTHER SERVICE CHARGES
---------------------------------------------------------------------------------------------------------------------------------
IVR Voice Messaging                                          $0.75 per message             $0.75 per message

Inbound/Outbound line charge (CANADA)                        $0.25 per minute              $0.25 per minute
International Calls (Inbound Line Charge)                    Toll Line/No Charge           Toll Line/No Charge

Transfer/Connect Fee (line charge only)                      $0.35 per minute              $0.35 per minute

Project Design/Development Setup                             $125 per hour                 $125 per hour

Agent Training                                               $21 per hour/person           $21 per hour/person

Custom Report Extractions                                    $10.00 per report             $10 per report
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



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                   SERVICE DESCRIPTION                       UNIT PRICE                      UNIT PRICE
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
Customer Service Response -- option 1
5:00 AM - 7:00 PM Mon-Friday Only                            7001-10000 calls per month      10000+ calls per month
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     Inbound/Outbound Talk Time                              $0.68 per minute                $0.65 per minute
     800# Line Charge (for Logistix owned lines only, i.e,   $0.15 per minute for USA calls  $0.15 per minute for USA calls
     Netscape program only)

     E-mail Response (see Notes below)                       $2.40 per response              $2.30 per response
     <500 calls e/mails per month MINIMUM
Charge
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




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